Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP. For accounting purposes, UCG Inc. (“UCG”) is considered to be acquiring World Health Energy Holdings, Inc. (“WHEN” or, the “Company”) and the Share Exchange, between WHEN, UCG, and the UCG shareholders who executed and delivered the Share Exchange Agreement (the “Share Exchange”) is expected to be accounted for as an asset acquisition. UCG is considered the accounting acquirer even though WHEN will be the issuer of the common stock in the Share Exchange and the surviving company.

The unaudited pro forma combined balance sheet data assumes that the Share Exchange took place on December 31, 2019 and combines the historical balance sheets of WHEN and UCG as of such date. The unaudited pro forma condensed combined statement of operations data assume that the Share Exchange took place as of January 1, 2018 and combines the historical results of WHEN and UCG for the years ended December 31, 2019 and 2018. The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of Article 11 of SEC Regulation S-X. The historical financial statements of WHEN and UCG have been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined company’s results.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had WHEN and UCG been a combined company during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of WHEN and UCG, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in this information statement. WHEN’ historical audited financial statements for the year ended December 31, 2019 and 2018 are derived from WHEN’s financial statements attached hereto.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of WHEN may materially vary from those of UCG. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the acquisition, management will conduct a final review of WHEN’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of WHEN’s results of operations or reclassification of assets or liabilities to conform to UCG’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2019

	World Health Energy Holdings, Inc Historical	UCG, INC Historical	Pro Forma Adjustments	Note	Pro Forma
Assets
Current Assets
Cash and cash equivalents	-	359,461	-		359,461
Deposits and prepaid expenses	750	-	-		750
Accounts receivable, net	-	6,448	-		6,448
Other current assets	-	213,011	(98,962)	2a	114,049
Total Current assets	750	578,920	(98,962)		480,708
			-
Right Of Use asset arising from operating lease	-	24,034	-		24,034

Property and Equipment, Net	-	17,225	-		17,225
Total assets	750	620,179	(98,962)		521,967

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	163,157	31,369	-		194,526
Due related parties	283,541	-	(98,962)	2a	184,579
Other accounts liabilities	-	73,452	-		73,452
Total current liabilities	446,698	104,821	(98,962)		452,557
			-
Liability for employee rights upon retirement	-	41,846	-		41,846
Total liabilities	446,698	146,667	(98,962)		494,403
			-
Stockholders’ equity (deficit)	(445,948)	473,512	(98,962)		27,564
Total liabilities and stockholders’ equity (deficit)	750	620,179	(98,962)		521,967

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year Ended December 31, 2019

	World Health Energy Holdings, Inc Historical	UCG, INC Historical	Pro Forma Adjustments	Note	Pro Forma

Revenues	-	103,955	-		103,955

Research and development expenses	-	(263,534)	-		(263,534)
General and administrative expenses	(152,292)	(226,537)	-		(378,829)
Operating loss	(152,292)	(386,116)	-		(538,408)
Financing expenses, net	-	(27,810)	-		(27,810)
Net loss	(152,292)	(413,926)	-		(566,218)

Other comprehensive loss - Foreign currency gain (loss)	-	5,008	-		5,008
Comprehensive loss	(152,292)	(408,918)	-		(561,210)

Loss per share (basic and diluted)	(0.00)	((1.27			(0.00)
Weighted average shares outstanding - basic and diluted	89,789,407,996	326,630		2b	476,789,407,996

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	World Health Energy Holdings, Inc Historical	UCG, INC Historical	Pro Forma Adjustments	Note	Pro Forma

Revenues	-	140,713	-		140,713

Research and development expenses	-	(209,232)	-		(209,232)
General and administrative expenses	(65,001)	(138,380)	-		(203,381)
Operating loss	(65,001)	(206,899)	-		(271,900)
Financing expenses, net	-	(595)	-		(595)
Gain on settlement of related party debt	604,693	-	-		604,693
Net loss	539,692	(207,494)	-		332,198

Other comprehensive loss - Foreign currency gain (loss)	-	(5,723)	-		(5,723)
Comprehensive loss	539,692	(213,217)	-		337,921

Loss per share (basic and diluted)	0.00	((1.25			0.00
Weighted average shares outstanding - basic and diluted	89,789,407,996	166,148		2b	476,789,407,996

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

UCG, INC. was incorporated on September 13, 2017, under the laws of the State of Florida. The Company wholly-owns the issued and outstanding shares of RNA Ltd (Hereinafter: “RNA”).

RNA is primarily a research and development company that has been performing software design work for the Company in the field of cybersecurity under the terms of development agreement between the Company and RNA. The Company is primarily engaged in the marketing and distribution of cybersecurity related products.

In anticipation of the transaction contemplated under the Merger Agreement, SG 77 Inc. a Delaware Corporation and a wholly-owned subsidiary of the UCG (“SG”), was incorporated on April 16, 2020 and all of the cybersecurity rights and interests held by the UCG, including the share ownership of RNA, were assigned to SG.

On April 27, 2020, the Company completed a reverse triangular merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among World Health Energy Holdings, Inc., (“WHEN”), R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of WHEN (“Sub”), the Company, SG, and RNA. Under the terms of the Merger Agreement, R2GA merged with SG, with SG remaining as the surviving corporation and a wholly-owned subsidiary of the WHEN (the “Merger”). The Merger was effective as of April 27, 2020 whereby SG became a direct and wholly owned subsidiary of WHEN and RNA indirect wholly owned subsidiary of the Company. Each of Gaya Rozensweig and George Baumeohl, directors of the Company, are also the sole shareholders and directors of the Company.

As consideration for the Merger, WHEN issued to UCG 3,870,000 Series B Convertible Preferred Stock, par value $0.0007 per share, of WHEN (the “Series B Preferred Shares”). Each share of the Series B Preferred Shares will automatically convert into 100,000 shares of WHEN’s common stock, par value $0.0007 (the “Common Stock”), for an aggregate amount of 387,000,000,000 shares of WHEN’s Common Stock, upon the filing with the Secretary of State of Delaware of an amendment to WHEN’s certificate of incorporation increasing the number of authorized shares of Common Stock that the Company is authorized to issue from time to time.

1. Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of UCG by WHEN might have affected WHEN’s historical financial statements if the transaction had been consummated at an earlier time.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 is presented as if the Share Exchange had occurred on December 31, 2019. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2019 and 2018 are presented as if the Share Exchange had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that WHEN will obtain in the future, or that WHEN would have obtained if the Acquisition had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that WHEN believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of WHEN.

2. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transactions contemplated by the Share Exchange Agreement, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

a.	Intercompany balances were eliminated at consolidation.

b.	Assuming the 3,870,000 Series B Convertible Preferred Stock were convert into 387,000,000,000 shares of WHEN’s Common Stock.